Exhibit 99.1

B2Digital’s Greg Bell and Chris Lytle Discuss B2’s Rise as a Major Force in MMA on The Stock Day Podcast

TAMPA, FL, August 14, 2020 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce that Greg P. Bell, the Company’s Chairman & CEO, and Chris Lytle, Executive in charge of Fighter Development and the B2 Official Training Facilities Network, are featured in a new audio interview on The Stock Day Podcast.

The interview can be found here.

In the interview, Mr. Bell discusses the Company's overall business model, including its multiple revenue streams, across live events and fighter training resources and facilities, as well as B2Digital's growth and stability strategy, pulling in revenues during the virus and staging the potential for explosive growth as the context normalizes. He points out that the Company has managed to schedule 13 live events over coming months and inked a new major PPV deal for live coverage, which will drive growth from fans, fighters, and streaming viewers. He also notes the Company's actively ongoing roll-up strategy in the training facility and gym space, and the very positive operating performance associated with that space given the Company's target market.

Mr. Lytle also joined the discussion to talk about the Company's vision and its target of becoming the premier development league feeder system for the UFC, as well as its role in providing for the development of future top stars in the sport, including the complete lack of competition the Company's faces given its objectives and overall vision.

The interview also includes a discussion on the large and sustained opportunity that the rapidly growing MMA sport represents, and that BTDG is the only true pure-play public vehicle for investing in that growth phenomenon.

For more information about B2Digital, visit the Company’s website at https://www.b2digitalotc.com.

About B2Digital Inc.

With extensive background in entertainment, television, video and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

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B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

B2Digital: MMA’s Premier Development League

www.b2digitalotc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:

information@b2fs.com

Public Relations:

Tiger Global Management

info@TigerGMP.com

www.TigerGMP.com

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